UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
(a) On, and effective as of, March 5, 2009, the Board of Directors of Trident Microsystems, Inc. (the “Company”) adopted amendments to Article I, Section 2, Article I, Section 7 and Article II, Section 12 of the Company’s Amended and Restated Bylaws.
The following description of the amendments is qualified in its entirety by the text of the amended sections, attached as Exhibit 3.3. The provisions of Article I, Section 2 were revised to clarify the requirements and procedures for the calling of a special meeting by stockholders, including without limitation to provide (i) for the form and content of a notice of stockholders requesting a special meeting, (ii) that upon the request of certain requisite stockholders, the Board shall fix a record date applicable for both determining stockholders entitled to participate in calling a special meeting and for the special meeting, (iii) that the Board shall fix the date, time and place of the special meeting [instead of the stockholders calling such meeting], (iv) that the Board may submit its own proposals for consideration at such a special meeting, and (v) that stockholders shall not be permitted to propose business to be brought before a special meeting other than as set forth in Article I, Section 2. The provisions of Article I, Section 7 were revised to clarify the requirements and procedures for the notice of business proposed by a stockholder to be conducted at an annual or special meetings called by stockholders pursuant to Article I, Section 2, including without limitation to specify additional information required from requesting stockholders and to require information on derivative instruments and information from persons acting in concert. The provisions of Article II, Section 12 were revised to clarify the procedures for the nomination of director candidates by stockholders and to revise the requirements for information to be included with a stockholder notice for any such nomination, including to require information on derivative instruments and information from persons acting in concert.
The Sections of the Bylaws of the Company that were amended are attached hereto as Exhibit 3.3.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

3.3	Amended Sections of Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 6, 2009
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit
No.	Description

3.3	Amended Sections of Bylaws